EXHIBIT 5

                      [MAYER, BROWN, ROWE & MAW LETTERHEAD]

June 10, 2004                                       Mayer, Brown, Rowe & Maw LLP
                                                    700 Louisiana Street
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                                                    Houston, Texas 77002-2730

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Ferrellgas Partners, L.P.
One Liberty Plaza
Liberty, MO  64068

         Re:  Debt Issuance from Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to Ferrellgas Partners, L.P., a Delaware limited partnership (the "Partnership"), and Ferrellgas Partners Finance Corp., a Delaware corporation ("Ferrell Finance," and together with the Partnership, the "Issuers"), in connection with the preparation of (i) the Issuers' Registration Statement on Form S-3, as amended (Registration Nos. 333-103267 and 333-103267-01) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and declared effective by the Commission on June 11, 2003, related to the offering from time to time of up to $500,000,000 of securities of, among others, the Issuers, including debt securities of the Issuers, (ii) the prospectus contained in the Registration Statement (the "Prospectus") and (iii) the final prospectus supplement to the Prospectus dated and filed with the Commission on June 8, 2004 (the "Final Prospectus").

     Pursuant to the Prospectus, the Final Prospectus and an Underwriting Agreement dated as of June 4, 2004, among the underwriter named therein and the Issuers (the "Underwriting Agreement"), the Issuers are offering to the public (the "Offering") $50,000,000 in aggregate principal amount of 8 3/4% Senior Notes due 2012 (the "Notes"). The Notes will be issued pursuant to an indenture dated as of September 24, 2002 (the "Indenture") among the Issuers and U.S. Bank National Association, as trustee (the "Trustee").

     As special counsel to the Issuers, we have examined, reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus, (ii) the Final Prospectus, (iii) the Indenture, (iv) the Underwriting Agreement, (v) resolutions of the Board of Directors of the Ferrell Finance. and the general partner of the Partnership (the "General Partner") regarding, among other things, the Registration Statement, the Indenture and the Offering, and (vi) such other documents, faxes, certificates, instruments and records as we have deemed necessary, desirable or relevant for purposes hereof. We have also examined, reviewed and relied upon certificates of officers of Ferrell Finance and the General Partner and faxes and certificates of public officials, as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.



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Ferrellgas Partners, L.P.
June 10, 2004

Page 2


     In our examinations and investigations, we have assumed (i) the genuineness of all signatures on, and the authenticity of, all documents, faxes, certificates, instruments and records (collectively, the "Documents") submitted to us as originals and the conformity to the original documents, faxes, certificates, instruments and records of all such Documents submitted to us as copies, (ii) the truthfulness of all statements of fact set forth in such Documents, (iii) the due authorization, execution and delivery by the parties thereto, other than the Issuers and the General Partner, of all Documents examined by us, (iv) the legal capacity of all individuals that are parties thereto and (v) that, to the extent such Documents purport to constitute agreements of parties other than the Issuers and the General Partner, such Documents constitute valid, binding and enforceable obligations of such other parties.

     Based on the  foregoing  and  subject to the  limitations,  conditions  and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) when the Notes have been duly authorized and executed by the Issuers, (ii) when the Notes have been duly issued by the Issuers in accordance with the provisions of the Indenture, (iii) when the Notes have been authenticated by the Trustee in accordance with the provisions of the Indenture and (iv) when the Notes have been delivered to the holders thereof tendering consideration therefor, all in accordance with the terms of the Indenture as set forth in the Final Prospectus, the Notes will be legally issued and will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms.

     The opinion set forth above is subject, as to enforcement, to (i) bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether enforcement is considered in a proceeding in equity at law), and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United Sates be expressed only in United States dollars.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us in the Prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are "experts," within the meaning of that term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, the Prospectus or the Final Prospectus, including this opinion as an exhibit or otherwise.

     The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinion is based on and is limited to, as in effect on the date hereof, the Delaware Revised Uniform Limited Partnership Act, the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the relevant Federal law of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction or, without limiting the generality of the foregoing, the effect of the laws of any other jurisdiction.


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Ferrellgas Partners, L.P.
June 10, 2004

Page 3


     It is understood that this opinion is to be used only in connection with the offer and sale by the Issuers of the Notes while the Registration Statement, the Prospectus and the Final Prospectus are in effect and may not be relied upon for any other purpose without our express prior written consent. Other than as expressly stated above, we express no opinion on any issue relating to the Issuers or to any investment in the Issuers. The foregoing opinion is as of the date hereof, we undertake no responsibility to update such opinion after the date hereof and we assume no responsibility for advising you of any changes with respect to any matters described in such opinion that may occur subsequent to the date hereof or with respect to the discovery subsequent to the date hereof of information not previously known to us pertaining to events occurring prior to the date hereof.

                                                     Sincerely,

                                               /s/ Mayer, Brown, Rowe & Maw LLP
                                               ---------------------------------
                                               MAYER, BROWN, ROWE & MAW LLP